UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/09/2011

FLIR Systems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21918

Oregon	93-0708501
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

27700 SW Parkway Avenue, Portland, Oregon 97070
(Address of principal executive offices, including zip code)

(503) 498-3547
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On August 9, 2011, FLIR Systems, Inc. ("FLIR") amended the unsecured $200 million five-year revolving credit agreement dated February 8, 2011("Credit Agreement"), among FLIR, certain subsidiaries as Designated Borrowers, the lenders named therein, Bank of America, N.A., as Administrative Agent; U.S. Bank National Association, as Syndication Agent; JP Morgan Chase Bank N.A, as Documentation Agent; and other Lenders.
The First Amendment to Credit Agreement establishes a $50 million borrowing sublimit for Designated Borrowers, amends the definition of Immaterial Subsidiary and modifies the negative covenant on the incurrence of indebtedness. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

10.1        First Amendment to Credit Agreement by and among FLIR Systems, Inc. and certain subsidiaries of FLIR Systems, Inc., as borrowers, Bank of America, N.A., U.S. Bank National Association, JPMorgan Chase Bank N.A and other Lenders dated August 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIR Systems, Inc.

Date: August 12, 2011	By:	/s/ Anthony L. Trunzo
Anthony L. Trunzo
Sr. Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1
10.1 First Amendment to Credit Agreement by and among FLIR Systems, Inc. and certain subsidiaries of FLIR Systems, Inc., as borrowers, Bank of America, N.A., U.S. Bank National Association, JPMorgan Chase Bank N.A and other Lenders dated August 9, 2011.